UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 16, 2010

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lancaster Avenue
Devon, Pennsylvania	19333
(Address of principal executive offices)	(Zip Code)

(610) 254-0700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

LECG Corporation and certain of its direct and indirect subsidiaries (collectively, the “LECG Entities”) are parties to a Credit Agreement dated as of May 15, 2007, as amended (the “Credit Agreement”), with the Bank of Montreal (the “Administrative Agent”) and the syndicate bank members under the Credit Agreement (collectively, the “Lenders”).  On December 16, 2010, the parties to the Credit Agreement entered into the Eighth Amendment and Limited Duration Waiver to the Credit Agreement.

Under the Eighth Amendment, the Administrative Agent and the Lenders waived the LECG Entities’ failure to be in compliance with the covenants under the Credit Agreement concerning: the minimum Total Funded Debt to Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) ratio; the Fixed Charge Coverage Ratio; and Minimum EBITDA.  The waiver is effective through January 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

Dated: December 16, 2010	By:	/s/ Warren D. Barratt
Warren D. Barratt Chief Financial Officer